Exhibit 99.1


For Release 1 p.m. PST
April 24, 2003

                     NetIQ Announces Third Quarter Results
      Company Exceeds Revenue Guidance and Meets Earnings Per Share Target

     SAN JOSE, Calif. -- April 24, 2003 -- NetIQ Corp. (Nasdaq:NTIQ), a leading provider of Systems & Security Management and Web Analytics solutions, today announced financial results for the third fiscal quarter and nine months ended March 31, 2003.

     Revenue for the quarter was $80.2 million, compared with $74.5 million for the same period last year and $80.3 million for the second quarter of fiscal 2003, representing an 8% increase year-over-year and flat sequential performance. GAAP net loss was $3.2 million or $0.06 per diluted share for the third quarter, compared with $180.3 million or $3.35 per diluted share for the third quarter of fiscal 2002 and net income of $1.3 million or $0.02 per diluted share for the second quarter of fiscal 2003.

     Revenue for the nine months ended March 31, 2003 was $237.6 million, compared with $202.0 million for the same period last year, an increase of 18%. GAAP net loss for the nine months ended March 31, 2003 was $574.1 million or $10.70 per diluted share, compared to $549.6 million or $10.28 per diluted share for the same period a year ago.

     Non-GAAP net income was $5.6 million or $0.10 per diluted share for the third quarter, compared with $14.1 million or $0.25 per diluted share for the third quarter of fiscal 2002 and $12.3 million or $0.23 per diluted share for the second quarter of fiscal 2003. Non-GAAP net income for the nine months ended March 31, 2003 was $30.8 million or $0.57 per diluted share, compared to $36.0 million or $0.65 per diluted share for the same period a year ago.

     During the third quarter of fiscal 2003, NetIQ recorded a non-cash $745,000 impairment charge on an investment in a non-public company due to a decline in value judged to be other than temporary. NetIQ has excluded the impairment charge, and the related tax benefit, from non-GAAP net income.

     Revenue pursuant to the previously announced licensing agreement with Microsoft was $10.0 million in the quarter ended March 31, 2003, down as expected from $25.0 million in the year ago third quarter, and $20.0 million in the quarter ended December 31, 2002. Revenue from the Microsoft agreement was $55.0 million in the nine months ended March 31, 2003, compared to $60.0 million in the comparable period one year ago. Core revenue, or revenue excluding these license fees, increased 16% sequentially and 42% year-over-year to $70.2 million for the third quarter of fiscal year 2003. Core revenue for the nine months ended March 31, 2003 increased 29% from the year ago period to $182.6 million.

     "Our third quarter marked a milestone in our corporate strategy. In addition to meeting our revenue and earnings targets during a very challenging period and achieving significant growth in our core revenue, we developed plans to reduce operating costs through the combination of our systems and security business units and streamlining our organization structure throughout the company," said Chuck Boesenberg, chief executive officer & Chairman of NetIQ. "This new structure supports our strategy of offering integrated systems and security management solutions, making NetIQ one of the best positioned companies to capitalize on the emerging convergence of systems and security management."

     "We are continuing to tightly manage the balance sheet, and by combining our systems and security business units we expect to provide significant operating savings, improve efficiency, and deliver solutions that address our customers' needs," said Jim Barth, senior vice president and chief financial officer of NetIQ. "Beginning in our September quarter, we expect to reduce our operating expenses to a level between $60 and $62 million, on a non-GAAP basis. In addition, we successfully have replaced the diminishing revenue from the Microsoft agreement through strong core revenue growth."

     Non-GAAP net income (formerly presented as supplemental net income) is intended to present the company's results of operations excluding the cumulative effect of changes in accounting principles, acquisition-related charges, restructuring charges, impairment of long term investment, employee stock-based compensation, and related income tax effects. The exclusion of such items is not in accordance with and is not intended as a substitute for generally accepted accounting principles, and may not be consistent with similar measures used by other companies.

     Presentation of non-GAAP net income, earnings per share and core revenue information is intended to provide greater comparability of NetIQ's financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. The management team of NetIQ believes that the above non-GAAP information is an additional meaningful measure of operating performance and it is the principal measure of performance used by management.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update these targets in any way or for any reason.

o NetIQ anticipates revenue for its fourth quarter ending June 30, 2003 to be in the range of $75.0 - $80.0 million.

o NetIQ anticipates GAAP net loss per share of $0.05 to $0.08 and non-GAAP net income per share of $0.05 to $0.08 in the fourth quarter. The reconciliation to non-GAAP EPS guidance is based on the following assumptions: amortization of stock based compensation of $230,000, amortization of intangibles of $11.4 million and NetIQ management's evaluation of fair value of investments and goodwill.

o NetIQ expects to provide guidance regarding fiscal year 2004, when it reports results for the fourth quarter and fiscal year ended June 30, 2003.

Third Quarter Operating and Product Highlights:

o Grew core revenue sequentially for 6th consecutive quarter, with 16% sequential and 42% year-over-year growth.

o Cash, cash equivalents and short-term investments increased $12.2 million during the quarter and working capital increased $11.2 million.

o Days Sales Outstanding decreased to 39 as the result of strong collections efforts and improved revenue linearity.

o NetIQ products continue to garner industry accolades: Vivinet Diagnostics won the Product of the Year Award from Internet Telephony Magazine; VigilEnt Policy Center won SC Magazine Best Buy and NetIQ MailMarshal SMTP won Best Buy Award from SC Magazine for e-Mail filtering.

o    Delivered additional cross platform functionality:

     o Expanded VigilEnt product portfolio and added support for Oracle and SunOne.

     o Added management capabilities for Oracle, ATG Dynamo Application Server and Sun ONE Directory Server to AppManager

     o VigilEnt Password Management product now streamlines password management for Windows, Linux and UNIX environments.

o Enhanced capabilities to deliver actionable insight to NetIQ customers as either software or a service with the launch of WebTrends Reporting Center
     6.0 as a common platform.

o Entered the market for securing instant messaging in the enterprise with the release of NetIQ imMarshal.

NetIQ Analyst/Investor Conference Call:

     NetIQ will conduct a conference call at 1:30 p.m. pacific time today to discuss the quarter's results in more detail. Call-in numbers are 1-877-440-8703 and 1-706-645-0115 (outside the U.S.). A replay will be available through May 1, 2003 at 1-800-642-1687 and 1-706-645-9291 (outside the
U.S.). The passcode for the live call and replay is "9363808". An audio webcast of the call and a historical as well as "guidance" reconciliation of GAAP and non-GAAP financial data and other information can be accessed from the company's website, http://www.netiq.com/about_netiq/investor_relations/ investorconferencecall.asp.

About NetIQ

     Founded in 1995, NetIQ Corporation (Nasdaq:NTIQ) is a leading provider of Systems & Security Management and Web Analytics solutions. Historically focused on the Windows management market, NetIQ now delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold across all continents directly and through a network of authorized NetIQ partners and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Raleigh, N.C.; Bellevue, Wash.; Portland, Ore; and Auckland, New Zealand. For more information, please visit the company's web site at www.netiq.com or call 1-888-323-6768.

Safe Harbor Statement

     Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include the current uncertain business climate; risks inherent in technology businesses, including the timing and successful development of new products; risks related to the integration of newly acquired companies and achievement of anticipated revenue and cost synergies; our ability to retain and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners; unanticipated costs associated with integration and operating activities; customer acceptance of new product offerings; pricing of new products; our recent internal restructuring initiatives and competition in our various product lines. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

NetIQ, WebTrends, AppManager, IMMarshal and WebTrends Reporting Center are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

Contacts:

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

                                      ###

                               NetIQ Corporation
                Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                                                     Three Months                Nine Months
                                                                                    Ended March 31,            Ended March 31,
                                                                                 ----------------------    ----------------------
                                                                                    2003        2002          2003         2002
                                                                                 ---------    ---------    ---------    ---------
 Software license revenue                                                        $  50,320    $  55,805    $ 162,908    $ 151,143
 Service revenue                                                                    29,845       18,695       74,655       50,897
                                                                                 ---------    ---------    ---------    ---------
          Total revenue                                                             80,165       74,500      237,563      202,040
                                                                                 ---------    ---------    ---------    ---------

 Cost of software license revenue                                                    2,546          854        7,057        2,784
 Cost of service revenue                                                             7,801        6,408       21,468       17,152
                                                                                 ---------    ---------    ---------    ---------
          Total cost of revenue                                                     10,347        7,262       28,525       19,936
                                                                                 ---------    ---------    ---------    ---------

 Gross profit                                                                       69,818       67,238      209,038      182,104

 Operating expenses:
      Sales and marketing                                                           36,408       27,193       98,897       78,865
      Research and development                                                      19,920       15,912       52,879       44,673
      General and administration                                                     6,864        5,691       17,711       14,616
      Employee stock-based compensation                                                258          429          664        2,903
      Write-off of acquired in-process research and development costs                    -            -        1,396            -
      Amortization of other intangible assets                                       12,881       10,362       31,765       30,899
      Restructuring charge                                                               -            -        5,280            -
      Amortization of goodwill                                                           -      187,646            -      563,880
                                                                                 ---------    ---------    ---------    ---------
          Total operating expenses                                                  76,331      247,233      208,592      735,836
                                                                                 ---------    ---------    ---------    ---------

 Income (loss) from operations                                                      (6,513)    (179,995)         446     (553,732)

 Interest income, net                                                                1,588        4,693        9,333       15,097
                                                                                 ---------    ---------    ---------    ---------

 Income (loss) before income taxes and cumulative
   effect of change in accounting principle                                         (4,925)    (175,302)       9,779     (538,635)
 Income tax expense (benefit)                                                       (1,770)       4,990        4,500       10,990
                                                                                 ---------    ---------    ---------    ---------
 Income (loss) before cumulative effect of change in accounting principle           (3,155)    (180,292)       5,279     (549,625)

 Cumulative effect of change in accounting principle                                     -            -     (579,338)           -
                                                                                 ---------    ---------    ---------    ---------

 Net loss                                                                        $  (3,155)   $(180,292)   $(574,059)   $(549,625)
                                                                                 =========    =========    =========    =========

 Basic earnings per share:
 Income (loss) before cumulative effect of change in accounting principle        $   (0.06)   $   (3.35)   $    0.10    $  (10.28)
 Cumulative effect of change in  accounting principle                                    -            -       (11.05)           -
                                                                                 ---------    ---------    ---------    ---------
 Net loss                                                                        $   (0.06)   $   (3.35)   $  (10.95)   $  (10.28)
                                                                                 =========    =========    =========    =========

 Diluted earnings per share:
 Income (loss) before cumulative effect of change in accounting principle        $   (0.06)   $   (3.35)   $    0.10    $  (10.28)
 Cumulative effect of change in  accounting principle                                    -            -       (10.80)           -
                                                                                 ---------    ---------    ---------    ---------
 Net loss                                                                        $   (0.06)   $   (3.35)   $  (10.70)   $  (10.28)
                                                                                 =========    =========    =========    =========

 Shares used to compute basic earnings per share                                    55,063       53,832       52,408       53,455
 Shares used to compute diluted earnings per share                                  55,063       53,832       53,667       53,455

 NON-GAAP INFORMATION:

 Net loss                                                                        $  (3,155)   $(180,292)   $(574,059)   $(549,625)
 Adjustments:
      Employee stock-based compensation                                                258          429          664        2,903
      Write-off of acquired in-process research and development costs                    -            -        1,396            -
      Amortization of other intangible assets                                       12,881       10,362       31,765       30,899
      Restructuring charge                                                               -            -        5,280            -
      Amortization of goodwill                                                           -      187,646            -      563,880
      Impairment of long-term investment in affiliate                                  745            -          745            -
      Cumulative effect of change in accounting principle                                -            -      579,338            -
      Income taxes                                                                  (5,178)      (4,027)     (14,360)     (12,060)
                                                                                 ---------    ---------    ---------    ---------
 Non-GAAP net income                                                             $   5,551    $  14,118    $  30,769    $  35,997
                                                                                 =========    =========    =========    =========

 Non-GAAP diluted net income per share                                           $    0.10    $    0.25    $    0.57    $    0.65

 Shares used to compute non-GAAP diluted net income per share                       56,388       55,644       53,720       55,657

                               NetIQ Corporation
                     Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                           March 31,       June 30,
                                                             2003            2002
                                                          -----------    -----------
                                                                  (Unaudited)
 ASSETS

 Current assets:
      Cash and cash equivalents                           $   100,930    $    64,032
      Short-term investments                                  214,027        411,861
      Accounts receivable, net                                 30,049         35,095
      Prepaid expenses and other                                8,427          4,511
                                                          -----------    -----------

          Total current assets                                353,433        515,499
                                                          -----------    -----------

 Property and equipment, net                                   59,961         55,518
 Other intangible assets, net                                  68,437         57,537
 Goodwill, net                                                603,362        915,813
 Long-term investments                                          6,564          2,652
 Other assets                                                   1,510          1,624
                                                          -----------    -----------

          Total assets                                    $ 1,093,267    $ 1,548,643
                                                          ===========    ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
      Accounts payable                                    $     7,688    $     5,612
      Accrued compensation and related benefits                20,903         17,505
      Other liabilities                                        18,420         15,363
      Deferred revenue, current portion                        54,723         46,603
                                                          -----------    -----------

          Total current liabilities                           101,734         85,083
                                                          -----------    -----------

 Restructuring liability, net of current portion                1,000              -
 Deferred revenue, net of current portion                       4,697          2,100
                                                          -----------    -----------

          Total liabilities                                   107,431         87,183
                                                          -----------    -----------

 Stockholders' equity:
      Common stock                                          2,923,280      2,876,462
      Deferred employee stock-based compensation               (1,202)          (395)
      Accumulated deficit                                  (1,936,763)    (1,327,592)
      Accumulated other comprehensive income                      521          1,625
      Less treasury stock                                           -        (88,640)
                                                          -----------    -----------

          Total stockholders' equity                          985,836      1,461,460
                                                          -----------    -----------

          Total liabilities and stockholders' equity      $ 1,093,267    $ 1,548,643
                                                          ===========    ===========

                               NetIQ Corporation
                 Condensed Consolidated Statement of Cash Flows
                                 (In thousands)
                                  (Unaudited)

                                                                                    Nine Months
                                                                                  Ended March 31,
                                                                               ----------------------
                                                                                  2003         2002
                                                                               ---------    ---------
 Cash flows from operating activities:
     Net loss                                                                  $(574,059)   $(549,625)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
        Depreciation and amortization                                             41,755      603,972
        Tax benefit from disqualifying dispositions                                3,022       10,900
        Amortization of employee stock-based compensation                            664        2,903
        Warrant issued in lieu of compensation                                         -        1,501
        Loss on sale of investments and property and equipment                       527          803
        Undistributed net loss in earnings of affiliate                              343           42
        Impairment of long-term investment in affiliate                              745            -
        Write-off of acquired in-process research and development costs            1,396            -
        Cumulative effect of change in accounting principle                      579,338            -
        Changes in assets and liabilities, net of acquisitions:
           Accounts receivable                                                    11,276       (2,361)
           Prepaid expenses and other                                             (2,868)        (749)
           Accounts payable                                                          316          929
           Accrued compensation and related benefits                              (1,269)       3,208
           Other liabilities                                                     (12,126)      (6,556)
           Restructuring liabilities                                               3,300            -
           Deferred revenue                                                          440       10,135
                                                                               ---------    ---------
           Net cash provided by operating activities                              52,800       75,102
                                                                               ---------    ---------
 Cash flows from investing activities:
     Purchases of property and equipment                                         (12,707)     (12,762)
     Proceeds from sales of property and equipment                                    16           37
     Cash used in acquisitions, net of cash received                            (202,800)           -
     Purchases of short-term investments                                         (99,841)    (264,778)
     Proceeds from maturities of short-term investments                          190,660      198,191
     Proceeds from sales of short-term investments                               106,737            -
     Purchase of long-term investment                                             (5,000)      (2,800)
     Other                                                                           476          (63)
                                                                               ---------    ---------

           Net cash used in investing activities                                 (22,459)     (82,175)
                                                                               ---------    ---------

 Net cash flows from financing activities, sale of common stock                    6,564       11,675
                                                                               ---------    ---------

 Effect of exchange rate changes on cash                                              (7)         334
                                                                               ---------    ---------

 Net increase in cash and cash equivalents                                        36,898        4,936
 Cash and cash equivalents, beginning of period                                   64,032       89,494
                                                                               ---------    ---------

 Cash and cash equivalents, end of period                                      $ 100,930    $  94,430
                                                                               =========    =========
 Noncash investing activities:
     Issuance of common stock and options in business combination              $  37,754    $       -
     Issuance of treasury stock in business combination                        $  53,528    $       -

 Supplemental disclosure of cash flow information-cash paid for:
     Interest                                                                  $      37    $       4
     Income taxes                                                              $   1,230    $   1,102